www.bankrate.com

For more information contact:
Robert J. DeFranco
Senior Vice President
Chief Financial Officer
www.bankrate.com/investor-relations/
bdefranco@bankrate.com
(561) 630-1230

Bruce J. Zanca
Senior Vice President
Chief Communications/Marketing Officer
bzanca@bankrate.com
(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder -- Conference Call and Webcast Today at 11:00 A.M. Eastern Time
Interactive Dial-In: 800-591-6945 Passcode 39473946 (10 minutes before the call)

BANKRATE ANNOUNCES FOURTH QUARTER AND FULL YEAR
2005 FINANCIAL RESULTS
Company Raises 2006 Guidance

NEW YORK, NY - February 14, 2006- Bankrate, Inc. (NASDAQ: RATE), today reported total revenue of $13.9 million for the quarter ended December 31, 2005, an increase of 49% over the $9.3 million reported in the same quarter in 2004.

Pre-tax income for the quarter was $4.1 million, a 97% increase over Q4 2004’s income before taxes of $2.1 million. On a fully-diluted basis, income before taxes per share was $0.23, up from $0.13 for Q4 2004.

Net income in Q4 2005 was $2.6 million, or $0.15 per diluted share, compared to $2.1 million, or $0.13 per diluted share, in Q4 2004. Bankrate’s Q4 2004 results exclude an income tax benefit of $4.8 million, while the Q4 2005 results show a $1.5 million provision for income taxes.

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Excluding December 2005 results for the Company’s two recent acquisitions, FastFind and MMIS/Interest.com, Bankrate posted total revenue of $12.5 million in Q4 2005 and net income of $2.7 million, or $0.16 per diluted share. This represents a 30% increase in net income for Q4 2005 over Q4 2004 results of $2.1 million, or $0.13 per diluted share (Bankrate’s Q4 2004 results exclude an income tax benefit of $4.8 million, while the Q4 2005 results show a $1.5 million provision for income taxes.).

For the full year, total company revenue of $49 million was $9.8 million, or 25%, higher than the $39 million reported for 2004. For the full year, 2005 pretax income was $15.5 million, up 80% over 2004’s pretax income of $8.6 million. On a fully-diluted per share basis, 2005 pretax income was $0.91, compared to 2004 pretax income of $0.54. Net income for 2005 was $9.7 million or $0.57 per diluted share, compared to $9.4 million, or $0.59 per diluted share, in 2004. Net income for 2004 excludes legal settlement and severance charges and the income tax benefit.

“2005 was a great year for Bankrate. We’re pleased with our solid financial results,” said Thomas R. Evans, President and CEO of Bankrate, Inc. “We are optimistic that the ground work we laid last year has positioned the Company for a strong 2006,” Mr. Evans added.

Revised 2006 Guidance
The company is increasing its 2006 guidance. The company now expects 2006 revenue to be in the range of $79 to $80 million, and expects pre-tax income to be in the range of $24 to $25 million. The income guidance includes the $1.5 million for amortization of the intangibles from the acquisitions of MMIS/Interest.com and FastFind, but does not include the non-cash option expense the Company will begin showing in 2006 as required by US GAAP. The non-cash option expense charge is expected to be approximately $8.1 million dollars for the year.

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Fourth Quarter 2005 Company Highlights:

Company Acquisitions

•
The FastFind acquisition was signed and completed on November 30, 2005. FastFind, an Internet lead aggregator based in San Francisco, California was purchased for $10 million in cash, subject to final post-closing adjustments.

•
The MMIS/Interest.com acquisition was signed and completed on December 1, 2005. MMIS/Interest.com, which publishes mortgage guides in over 300 newspapers and operates Interest.com, a Web site which publishes financial rates and information connecting consumers with lenders, was acquired for $30 million in cash, subject to final post-closing adjustments.

•	Bankrate announced its intention to purchase both companies on November 21, 2005.

Cost-Per-Click Model

The company converted its hyperlink rate tables from a flat-fee pricing model to cost-per-click based pricing on October 1st. The company believes CPC pricing will generate more revenue and greater flexibility than the previous flat-fee model allowed. In Q4 2005 hyperlink revenue of $4.3 million was up 35% from $3.2 million in Q4 2004. The Deposit Channel contributed 42% of that revenue, up from 13% in the same quarter last year.

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Business Highlights in 2005

•	Revenue grew in every quarter sequentially and 25% for the year

•	On a pro-forma basis, without the acquisitions, pretax income grew 82%

•	Operating margins grew from 21% in 2004 to 30% in 2005

•	Company twice raised guidance during the year, and achieved consensus earnings targets

•	For the year, 84% of Bankrate’s traffic was organic and only 16% came from paid sources. In Q4 2005, 91% of Bankrate’s traffic was organic and only 9% came from paid sources.

•	In 2005, the Company generated $14.8 million in cash flow versus $9.5 million in 2004.

February 14, 2006 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: 800-591-6945 Passcode: 39473946
Please access at least 10 minutes prior to the time the conference is set to begin.

This call is being webcast by CCBN and can be accessed at Bankrate’s Web site at www.bankrate.com/investor-relations/. The Webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Replay Information:

A replay of the conference call will be available beginning February 14, 2006, 1:00 p.m. ET/ 10:00 a.m. PT through February 21, 2006. To listen to the replay, call 888-286-8010 and enter 41665421.

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Non-GAAP Measures

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including income from operations, income before income taxes, and net income, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because the Company has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

About Bankrate, Inc.

Bankrate, Inc. (Nasdaq:RATE) owns and operates Bankrate.com, a leading Internet consumer banking marketplace. Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. It is the leading aggregator of more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate.com reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2005, Bankrate.com had over 46 million unique visitors. Bankrate.com provides financial applications and information to a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE: TWX), The Wall Street Journal (NYSE: DJ) and The New York Times (NYSE: NYT). Bankrate.com's information is also distributed through more than 400 national and state publications. In addition to Bankrate.com, Bankrate, Inc. also owns and operates FastFind, an internet lead aggregator and MMIS/Interest.com, which publishes mortgage guides and financial rates and information.

Certain matters included in the discussion above may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: our success depends on Internet advertising revenue, interest rate volatility, establishing and maintaining distribution arrangements, and increased acceptance of the Internet by consumers as a medium for obtaining financial product information; changes in, or interpretations of, accounting rules and regulations, such as expensing of stock options, could result in unfavorable accounting charges; changes in, or interpretations of, tax rules and regulations may adversely impact our effective tax rate; we use barter transactions which do not generate cash; our markets are highly competitive; our Web site may encounter technical problems and service interruptions; we rely on the protection of our intellectual property; we may face liability for information on our Web site; future government regulation of the Internet is uncertain and subject to change; we may be limited or restricted in the way we establish and maintain our online relationships by laws generally applicable to our business; our ownership is heavily concentrated; our success may depend on management and key employees; we may encounter difficulties with future acquisitions; our results of operations may fluctuate significantly; our stock price may be particularly volatile because of the industry we are in; and, if our common stock price drops significantly, we may be delisted from the Nasdaq National Market, which could eliminate the trading market for our common stock. These and additional important factors to be considered are set forth under "Item 1. Business - Risk Factors,'' "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations'' and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2004, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

-Financial Statements Follow-

Bankrate, Inc.
Statements of Operations

	Three Months Ended
	December 31,		Years Ended December 31,
Revenue:	2005	2004	2005	2004
Online publishing	$11,611,543	$8,107,045	$43,296,384	$33,942,241
Print publishing and licensing	2,278,586	1,242,502	5,752,647	5,262,020
Total revenue	13,890,129	9,349,547	49,049,031	39,204,261
Cost of revenue:
Online publishing	2,023,967	1,353,429	7,389,089	5,534,456
Print publishing and licensing	2,050,530	1,050,536	5,346,017	4,359,444
Total cost of revenue	4,074,497	2,403,965	12,735,106	9,893,900

Gross margin	9,815,632	6,945,582	36,313,925	29,310,361

Operating expenses:
Sales	945,444	897,567	3,683,482	4,186,799
Marketing	1,313,343	1,444,688	5,922,964	6,357,424
Product development	744,990	581,586	2,456,628	2,405,676
General and administrative	2,720,291	1,772,617	9,034,967	6,667,448
Legal settlements	-	120,000	-	510,000	(a)
Severance charge	-	-	-	260,000	(b)
Depreciation and amortization	316,981	190,161	895,366	742,659
	6,041,049	5,006,619	21,993,407	21,130,006
Income from operations	3,774,583	1,938,963	14,320,518	8,180,355

Interest income (expense), net	277,536	118,188	932,831	410,107
Gain on insurance proceeds	-	-	220,705	-
Income before income taxes	4,052,119	2,057,151	15,474,054	8,590,462

Income tax benefit (expense)	(1,459,817)	4,765,660	(5,800,153)	4,765,660	(c)

Net income	$2,592,302	$6,822,811	$9,673,901	$13,356,122

Basic and diluted net income per share:
Basic	$0.16	$0.43	$0.61	$0.87
Diluted	$0.15	$0.42	$0.57	$0.84
Weighted average common shares outstanding:
Basic	15,829,601	15,732,686	15,809,259	15,438,097
Diluted	17,262,632	16,288,812	16,922,218	15,975,382

Non-GAAP Measures Reconciliation:
Net income	$13,356,122
Net income excluding:
Legal settlements	510,000	(a)
Severance charge	260,000	(b)
Income tax benefit	(4,765,660)	(c)
Net income, excluding legal settlements, severance charge and income tax benefit	$9,360,462

Basic and diluted net income per share, excluding legal settlements, severance charge and income tax benefit:
Basic	$0.61
Diluted	$0.59

(a)	Legal settlement charges.
(b)	One-time severance charge.
(c)	Income tax benefit from reversal of allowance for deferred income taxes, net of current year provision.

Bankrate, Inc.
Balance Sheets

	December 31,	December 31,
	2005	2004
Assets

Cash and cash equivalents	$3,479,609	$27,735,267
Accounts receivable, net	8,967,994	4,343,747
Deferred tax asset, net	6,300,176	4,359,058
Insurance claim receivable	85,575	241,015
Other current assets	481,677	369,572
Total current assets	19,315,031	37,048,659

Furniture, fixtures and equipment, net	1,063,307	1,275,605
Deferred income taxes	91,936	7,047,521
Intangible assets, net	11,652,161	205,656
Goodwill	29,920,182	-
Other assets	442,211	429,079

Total assets	$62,484,828	$46,006,520

Liabilities and Stockholders' Equity

Liabilities:
Accounts payable	$3,132,592	$1,386,164
Accrued expenses	4,010,894	1,749,058
Acquisition liability	1,000,000	-
Deferred revenue	414,136	192,357
Other current liabilities	896,121	93,352
Total current liabilities	9,453,743	3,420,931

Other liabilities	178,133	251,391

Total liabilities	9,631,876	3,672,322

Stockholders' equity:
Preferred stock	-	-
Common stock	158,579	157,808
Additional paid in capital	70,981,544	70,137,462
Accumulated deficit	(18,287,171)	(27,961,072)
Total stockholders' equity	52,852,952	42,334,198

Total liabilities and stockholders' equity	$62,484,828	$46,006,520

Bankrate, Inc.
Reconciliation of Net Income

	Three Months Ended December 31, 2005
	Bankrate		Bankrate
	Consolidated	Acquisitions	Pro Forma
Revenue	$13,890,129	$1,437,822	$12,452,307
Net income	$2,592,302	$(83,477)	$2,675,779

Basic and diluted net income per share:
Basic	$0.16	$(0.01)	$0.17
Diluted	$0.15	$(0.01)	$0.16
Weighted average common shares outstanding:
Basic	15,809,259	15,732,686	15,829,601
Diluted	16,922,218	16,288,812	17,262,632